CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.01

AMENDED AND RESTATED

CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (“Agreement”) is made by and between VeriSign, Inc., a Delaware corporation with offices at 487 E. Middlefield Road, Mountain View, California 94043 (“VeriSign”), and Roger Moore, a United States citizen, with his principal residence at [***] (“Consultant”).

RECITALS

WHEREAS, VeriSign and Consultant entered into a Consulting Agreement dated October 1, 2008, for a term which commenced on December 17, 2007, a copy of which is attached hereto as Exhibit A (the “Consulting Agreement”);

WHEREAS, VeriSign and Consultant desire to amend and restate the Consulting Agreement and enter into this Agreement in connection with the sale of certain VeriSign businesses (“Communications Business Bundle”) as set forth on Exhibit B hereto;

WHEREAS, Consultant desires to perform, and VeriSign desires to have Consultant perform certain consulting services (“Services”) as set forth on Exhibit C hereto in connection with the Sale of the Communications Business Bundle in accordance with the terms and conditions of this Agreement;

WHEREAS, the Compensation and Audit Committees of the Board have each considered and approved the provision of the Services by Consultant to VeriSign on the material terms contained in this Agreement by resolutions passed on February 23, 2009, and February 24, 2009, respectively;

WHEREAS, Consultant resigned from the Audit Committee of the Board on December 20, 2007 and is not a member of any other Committee of the Board; and

WHEREAS, VeriSign and Consultant desire to set out in this Agreement the terms and conditions for the provision of the Services by Consultant to VeriSign.

NOW, THEREFORE, in consideration of the mutual promises made herein, VeriSign and Consultant hereby agree as follows:

1. Definitions.

“Sale” means the merger, asset purchase or other disposition of the entire Communications Business Bundle. VeriSign shall retain at all times the right to conclude and consummate any such Sale.

[***]	Note: Confidential treatment has been requested with respect to the information contained with in the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Closing Date” means the effective date upon which the closing of the Sale of Communications Business Bundle occurs as defined in the Definitive Agreement.

“Definitive Agreement” means the agreement memorializing the merger, asset purchase or other disposition of the Communications Business Bundle with Purchaser.

“Purchaser” means the entity or entities to whom the Sale of the Communications Business Bundle is made.

2. Services, Payments and Start Date.

(a) Performance by Consultant and Start Date. Consultant has performed the Services under the Consulting Agreement since December 17, 2007 and will perform the Services under this Agreement until this Agreement is terminated as set forth in Section 5. The Consultant will provide the Services under this Agreement commencing on January 1, 2009 ( “Start Date”). In this endeavor, Consultant shall use his independent judgment consistent with his training, skill, and experience and his services shall be performed in a thorough, efficient and workmanlike manner, promptly and with due diligence and care, and in accordance with that standard of care and skill ordinarily exercised by members of the profession doing similar services. Consultant assumes all personal risk and responsibility for his services under this Agreement.

(b) Payments to Consultant. VeriSign shall pay Consultant the following fees for performance of the Services as set forth in (i)-(iv) below.

(i) Retainer Fee. VeriSign shall pay Consultant a consulting retainer fee in the amount of Ten Thousand Dollars ($10,000) per month (the “Retainer”) for each full calendar month Consultant provides the Services until termination of this Agreement. For any less than full calendar month in which Consultant performs Consultant Services, such as at the start of this Agreement or at the termination of this Agreement, VeriSign shall pay Consultant a proportionate share of the monthly Retainer fee for that portion of the calendar month. Consultant shall be responsible for the submittal of invoices at the end of every full month. Invoices shall be paid within 30 days.

(ii) First Transaction Success Fee. In addition to the Retainer, VeriSign shall pay Consultant Three Hundred Thousand Dollars ($300,000.00) if the Closing Date for Sale of the Communications Business Bundle is on or before December 31, 2009 (“First Transaction Success Fee”). If the Closing Date for Sale of the Communications Business Bundle is after December 31, 2009, or if there is no Closing Date, Consultant shall not be entitled to any First Transaction Success Fee. If this Agreement is terminated, whether for or without cause by VeriSign or Consultant, prior to a Closing Date, Consultant shall not be entitled to any First Transaction Success Fee. The First Transaction Success Fee, if earned, is payable to Consultant either: (i) within fifteen (15) days after the Closing Date if the Purchaser has not offered

Consultant an acceptable employment position; or (ii) upon the earlier of (A) the six month anniversary of the Closing Date or (B) March 15 of the year following the year of the Closing Date, if the Purchaser has offered Consultant an acceptable employment position on or before the Closing date. For the purpose of this section and section (iii) below, the Consultant, in his sole discretion, shall determine whether an employment position is acceptable and shall so notify VeriSign within five (5) days after the Closing Date.

(iii) Second Transaction Success Fee. In addition to the Retainer and First Transaction Success Fee, Consultant will also be eligible to receive up to a maximum of Three Hundred Thousand Dollars ($300,000.00) subject to the valuation requirements set forth in (A) and (B) below (“Second Transaction Success Fee”). The Second Transaction Success Fee, if earned as described below, is payable to Consultant either: (i) within fifteen (15) days after the Closing Date if the Purchaser has not offered Consultant an acceptable employment position, or (ii) upon the earlier of (A) the six month anniversary of the Closing Date, or (B) March 15 of the year after the year in which the Closing Date occurs, if the Purchaser has offered Consultant an acceptable employment position on or before the Closing Date. If this Agreement is terminated, whether for or without cause by VeriSign or Consultant, prior to a Closing Date, Consultant shall not be entitled to any Second Transaction Success Fee.

(A) Valuation. The amount of the Second Transaction Success Fee that Consultant will be eligible to receive is based upon the high and low third-party valuation of the purchase price payable in connection with the Sale of the Communication Business Bundle (the “High Valuation” and “Low Valuation,” respectively, and together, the “Valuation”). The Low Valuation is $225 million ($225,000,000) and the High Valuation is $350 million ($350,000,000). The difference between the High Valuation and the Low Valuation shall be referred to herein as the “Valuation Spread.”

(B) Amount of Second Transaction Success Fee. In the event that the total purchase price paid by the Purchaser (the “Total Purchase Price”) exceeds the Low Valuation (the “Surplus”), the Consultant will be eligible to receive a payment equal to the percentage of the Surplus relative to the Valuation Spread, up to a maximum of 100% (the “Second Transaction Success Fee Percentage”) multiplied by $300,000.00 (such amount, the “Second Transaction Success Fee”). In the event that the Total Purchase Price is equal to or less than the Low Valuation, the Consultant will not be eligible to receive a Second Transaction Success Fee. In no event will the Consultant be eligible for a Second Transaction Success Fee greater than $300,000.00. The formula for the Second Transaction Success Fee can be depicted as follows:

Second Transaction Success Fee = $300,000 X ((Total Purchase Price – Low Valuation) divided by (High Valuation – Low Valuation))

Or

Second Transaction Success Fee = $300,000 X (Surplus divided by Valuation Spread)

Example: Assumptions. (a) the Low Valuation equals $225,000,000; (b) the High Valuation equals $350,000,000; (c) the Valuation Spread equals $125,000,000; (d) the Total Purchase Price equals $300,000,000; (e) the Surplus equals $75,000,000 (i.e., the Total Purchase Price less the Low Valuation).

Example: Determine the Second Transaction Success Fee Percentage. First, divide the Surplus ($75,000,000) by the Valuation Spread ($125,000,000), resulting in 60%. Second, multiply 60% by $300,000.00. The Second Transaction Success Fee is $180,000.00

(iv) Payment in the Event of Partial Disposition. In the event of a Sale of less than the entire Communications Business Bundle (in which case no First Transaction Success Fee and no Second Transaction Success Fee shall be payable), the parties agree to negotiate in good faith a success fee amount the parties deem fair and reasonable for the Services rendered by Consultant in connection with the Sale of less than the entire Communications Business Bundle. If this Agreement is terminated, whether for or without cause by VeriSign or Consultant, prior to a Closing Date, Consultant shall not be entitled to any payment under this section 2(b)(iv).

3. Relationship of Parties.

(a) Independent Contractor. Consultant is an independent contractor and is neither an agent nor employee of, and has no authority to bind, VeriSign by contract or otherwise. Consultant will perform the Services under the general direction of VeriSign, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law.

(b) Employment Taxes and Benefits. Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify VeriSign and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on VeriSign to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to any vacation or illness payments, or to participate in any plans, arrangements, or distributions by VeriSign pertaining to any bonus, stock option, employee stock purchase plan, profit sharing, insurance or similar benefits for VeriSign’s employees as a result of providing the Services to VeriSign as a Consultant.

(c) Liability Insurance. Consultant will maintain adequate insurance to protect Consultant from the following: (i) claims under worker’s compensation and state disability acts; (ii) claims for damages because of bodily injury, sickness, disease or death which arise out of any negligent act or omission of Consultant; and (iii) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, which arise out of any negligent act or omission of Consultant.

4. Confidential Information. Consultant acknowledges and agrees that the Assignment of Invention, Nondisclosure and Nonsolicitation Agreement which was signed by the Consultant on October 1, 2008 (the “Confidentiality Agreement”) remains in full force and effect. Nothing in this Agreement alters the terms and conditions of the Confidentiality Agreement.

5. Term and Termination.

(a) Term. Consultant shall serve as a consultant to VeriSign under the terms and conditions of this Agreement commencing on January 1, 2009 and continuing until the earlier of December 31, 2009 or this Agreement is terminated by either party as set forth in 5(b) below. The term of this Agreement is continuous with the term of the Consulting Agreement which covered the provision of Services from December 17, 2007 through December 31, 2008.

(b) Termination of Agreement. VeriSign may terminate this Agreement effective immediately at any time for Cause (as defined below). Either party may terminate this Agreement without Cause, for any reason or no reason, by providing thirty (30) calendar days’ advance written notice of termination to the other party. In the event the Agreement is terminated by VeriSign or Consultant, VeriSign will pay to Consultant all unpaid Retainer Fees accrued as of such termination date. For purposes of this Agreement, “Cause” means any of the following: (i) Consultant’s continued or repeated failure to perform one or more of the duties listed in Exhibit C; (ii) Consultant’s commission of any act of fraud, gross misconduct or dishonesty with respect to VeriSign, any of its subsidiaries or their employees or directors; (iii) conviction of Consultant, or Consultant’s plea of guilty or “no contest,” to a felony or a crime involving moral turpitude; or (iv) Consultant’s material breach of this Agreement and/or the Confidentiality Agreement. In addition, this Agreement shall terminate upon the death or disability of Consultant.

6. Effect of Termination. Upon the termination of this Agreement for any reason each party will be released from all obligations to the other arising after the date of termination, except that termination of this Agreement will not relieve Consultant of his obligations or VeriSign of its rights under Section 4 and Consultant will promptly notify VeriSign of all VeriSign property in Consultant’s possession and, in accordance with VeriSign’s instructions, will promptly deliver to VeriSign all such VeriSign property. Regardless of the efforts of Consultant prior to termination, no payments under Sections 2(b) (ii), (iii) or (iv) shall be payable to Consultant after termination unless any and all conditions for the earning of such payments have been completely satisfied prior to the date of termination of this Agreement.

7. Limitation of Liability. EXCEPT FOR DAMAGES RESULTING FROM THE VIOLATION OF ANY CONFIDENTIALITY OBLIGATIONS ARISING UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. VERISIGN’S LIABILITY IN ANY AND ALL EVENTS IS FURTHER LIMITED TO THE AMOUNT PAYABLE TO CONSULTANT UNDER SECTION 2(b) IN THIS AGREEMENT.

8. General.

(a) Assignment. Consultant may not assign Consultant’s rights or delegate Consultant’s duties under this Agreement either in whole or in part without the prior written consent of VeriSign. Any attempted assignment or delegation without such consent will be void.

(b) Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to confidential information of VeriSign, VeriSign may enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that VeriSign may have for a breach of this Agreement.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of Virginia, without regard to its conflict of law principles. Any action to enforce or interpret this Agreement shall be commenced and maintained in federal or state courts in Fairfax County, Virginia. The parties to this Agreement submit to the exclusive jurisdiction of the federal and state courts of Fairfax County, Virginia. Should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining parts, terms and provisions shall continue to be valid, legal and enforceable, and will be performed and enforced to the fullest extent permitted by law.

(d) Notices. All notices, consents and other communications required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service with written verification of receipt, or by registered or certified mail, return receipt requested, postage prepaid, and in each instance will be deemed given when sent. All such notices, consents and other communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section.

(e) Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

(f) Severability. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

(g) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. This Agreement may be executed via facsimile.

(h) Complete Understanding; Modification. This Agreement, together with the exhibits hereto, constitutes the complete and exclusive understanding and agreement of the parties regarding its subject matter and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Notwithstanding anything herein, any agreement between Consultant and VeriSign pertaining to the protection of VeriSign’s confidential and/or proprietary information remains enforceable and binding. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of the parties.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the dates set out below.

VERISIGN, INC.		CONSULTANT

By:	/s/ Russell S. Lewis	/s/ Roger Moore
Name:	Russell S. Lewis	Roger Moore
Title:	EVP Strategic Dev.
Date:	Mar 11, 2009	Date:	03/26/09

EXHIBIT A

Consulting Agreement

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made by and between VeriSign, Inc., a Delaware corporation with offices at 487 E. Middlefield Road, Mountain View, California 94043 (“VeriSign”), and Roger Moore, a United States citizen, with his principal residence at [***] (“Consultant”).

RECITALS

WHEREAS, VeriSign and Consultant desire to enter into this Agreement in connection with the sale of certain VeriSign businesses (“Communications Business Bundle”) as set forth on Exhibit A hereto;

WHEREAS, Consultant desires to perform, and VeriSign desires to have Consultant perform certain consulting services (“Services”) as set forth on Exhibit B hereto in connection with the Sale of the Communications Business Bundle in accordance with the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of VeriSign (the “Board”), the Audit Committee of the Board and the Compensation Committee of the Board have each considered and approved the provision of the Services by Consultant to VeriSign on the material terms contained in this Agreement at meetings held on December 12, 2007 (for the Board) and December 11, 2007 (for both the Audit and the Compensation Committees of the Board);

WHEREAS, Consultant resigned from the Audit Committee of the Board on December 20, 2007 and is not a member of any other Committee of the Board;

WHEREAS, the Audit Committee of the Board approved the form of this Agreement by Unanimous Written Consent on September 26, 2008;

WHEREAS, the Compensation Committee of the Board approved the form of this Agreement by Unanimous Written Consent on September 26, 2008; and

WHEREAS, VeriSign and Consultant desire to set out in this Agreement the terms and conditions for the provision of the Services by Consultant to VeriSign.

NOW THEREFORE, in consideration of the mutual promises made herein, VeriSign and Consultant hereby agree as follows:

1. Definitions.

“Sale” means the merger, asset purchase or other disposition of the entire Communications Business Bundle. VeriSign shall retain at all times the right to conclude and consummate any such Sale.

[***]	Note: Confidential treatment has been requested with respect to the information contained with in the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

“Closing Date” means the effective date upon which the closing of the Sale of Communications Business Bundle occurs as defined in the Definitive Agreement.

“Definitive Agreement” means the agreement memorializing the merger, asset purchase or other disposition of the Communications Business Bundle with Purchaser.

“Purchaser” means the entity or entities to whom the Sale of the Communications Business Bundle is made.

2. Services, Payments and Start Date.

(a) Performance by Consultant and Start Date. Consultant will perform the Services until the Agreement is terminated as set forth in Section 5. The Consultant will provide the Services under this Agreement commencing on December 17, 2007 ( “Start Date”). In this endeavor, Consultant shall use his independent judgment consistent with his training, skill, and experience and his services shall be performed in a thorough, efficient and workmanlike manner, promptly and with due diligence and care, and in accordance with that standard of care and skill ordinarily exercised by members of the profession doing similar services. Consultant assumes all personal risk and responsibility for his services under this Agreement.

(b) Payments to Consultant. VeriSign shall pay Consultant the following fees for performance of the Services as set forth in (i)-(iv) below.

(i) Retainer Fee. VeriSign shall pay Consultant a consulting retainer fee in the amount of Thirty Thousand Dollars ($30,000) per month (the “Retainer”) for each full calendar month Consultant provides the Services until termination of this Agreement. For any less than full calendar month in which Consultant performs Consultant Services, such as at the start of this Agreement or at the termination of this Agreement, VeriSign shall pay Consultant a proportionate share of the monthly Retainer fee for that portion of the calendar month. Consultant shall be responsible for the submittal of invoices. Invoices shall be paid within 30 days.

(ii) First Transaction Success Fee. In addition to the Retainer, VeriSign shall pay Consultant Three Hundred Thousand Dollars ($300,000.00) if the Closing Date for Sale of the Communications Business Bundle is on or before December 31, 2008 (“First Transaction Success Fee”). If the Closing Date for Sale of the Communications Business Bundle is after December 31, 2008, or if there is no Closing Date, Consultant shall not be entitled to any First Transaction Success Fee. If this Agreement is terminated, whether for or without cause by VeriSign or Consultant, prior to a Closing Date, Consultant shall not be entitled to any First Transaction Success Fee. The First Transaction Success Fee, if earned, is payable to Consultant either: (i) within fifteen (15) days after the Closing Date if the Purchaser has not offered Consultant an acceptable employment position; or (ii) upon the earlier of (A) the six month anniversary of the Closing Date or (B) March 15, 2009, if the Purchaser has offered Consultant an acceptable employment position on or before the Closing date. For the purpose of this section and section (iii) below, the Consultant, in his sole discretion, shall determine whether an employment position is acceptable and shall so notify VeriSign within five (5) days after the Closing Date.

(iii) Second Transaction Success Fee. In addition to the Retainer and First Transaction Success Fee, Consultant will also be eligible to receive up to a maximum of Six Hundred Thousand Dollars ($600,000.00) subject to the valuation requirements set forth in (A) and (B) below (“Second Transaction Success Fee”). The Second Transaction Success Fee, if earned as described below, is payable to Consultant either: (i) within fifteen (15) days after the Closing Date if the Purchaser has not offered Consultant an acceptable employment position, or (ii) upon the earlier of (A) the six month anniversary of the Closing Date, or (B) March 15 of the year after the year in which the Closing Date occurs, if the Purchaser has offered Consultant an acceptable employment position on or before the Closing Date. If this Agreement is terminated, whether for or without cause by VeriSign or Consultant, prior to a Closing Date, Consultant shall not be entitled to any Second Transaction Success Fee.

(A) Valuation. The amount of the Second Transaction Success Fee that Consultant will be eligible to receive is based upon the high and low third-party valuation of the purchase price payable in connection with the Sale of the Communication Business Bundle (the “High Valuation” and “Low Valuation,” respectively, and together, the “Valuation”). The Low Valuation is $225 million ($225,000,000) and the High Valuation is $350 million ($350,000,000). The High and Low Valuation are binding and conclusive for all purposes of determining the amount (if any) of Consultant’s Second Transaction Success Fee (as defined below). The difference between the High Valuation and the Low Valuation shall be referred to herein as the “Valuation Spread.”

(B) Amount of Second Transaction Success Fee. In the event that the total purchase price paid by the Purchaser (the “Total Purchase Price”) exceeds the Low Valuation (the “Surplus”), the Consultant will be eligible to receive a payment equal to the percentage of the Surplus relative to the Valuation Spread, up to a maximum of 100% (the “Second Transaction Success Fee Percentage”) multiplied by $600,000.00 (such amount, the “Second Transaction Success Fee”). In the event that the Total Purchase Price is equal to or less than the Low Valuation, the Consultant will not be eligible to receive a Second Transaction Success Fee. In no event will the Consultant be eligible for a Second Transaction Success Fee greater than $600,000.00. The formula for the Second Transaction Success Fee can be depicted as follows:

Second Transaction Success Fee = $600,000 X ((Total Purchase Price – Low Valuation) divided by (High Valuation – Low Valuation))

Or

Second Transaction Success Fee = $600,000 X (Surplus divided by Valuation Spread)

Example: Assumptions. (a) the Low Valuation equals $225,000,000; (b) the High Valuation equals $350,000,000; (c) the Valuation Spread equals $125,000,000; (d) the Total Purchase Price equals $300,000,000; (e) the Surplus equals $75,000,000 (i.e., the Total Purchase Price less the Low Valuation).

Example: Determine the Second Transaction Success Fee Percentage. First, divide the Surplus ($75,000,000) by the Valuation Spread ($125,000,000), resulting in 60%. Second, multiply 60% by $600,000.00. The Second Transaction Success Fee is $360,000.00

(iv) Payment in the Event of Partial Disposition. In the event of a Sale of less than the entire Communications Business Bundle (in which case no First Transaction Success Fee and no Second Transaction Success Fee shall be payable), the parties agree to negotiate in good faith a success fee amount the parties deem fair and reasonable for the Services rendered by Consultant in connection with the Sale of less than the entire Communications Business Bundle. If this Agreement is terminated, whether for or without cause by VeriSign or Consultant, prior to a Closing Date, Consultant shall not be entitled to any payment under this section 2(b)(iv).

3. Relationship of Parties.

(a) Independent Contractor. Consultant is an independent contractor and is neither an agent nor employee of, and has no authority to bind, VeriSign by contract or otherwise. Consultant will perform the Services under the general direction of VeriSign, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law.

(b) Employment Taxes and Benefits. Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify VeriSign and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on VeriSign to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to any vacation or illness payments, or to participate in any plans, arrangements, or distributions by VeriSign pertaining to any bonus, stock option, employee stock purchase plan, profit sharing, insurance or similar benefits for VeriSign’s employees as a result of providing the Services to VeriSign as a Consultant.

(c) Liability Insurance. Consultant will maintain adequate insurance to protect Consultant from the following: (i) claims under worker’s compensation and state disability acts; (ii) claims for damages because of bodily injury, sickness, disease or death which arise out of any negligent act or omission of Consultant; and (iii) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, which arise out of any negligent act or omission of Consultant.

4. Confidential Information. Consultant agrees to sign and comply with VeriSign’s attached form of Assignment of Invention Nondisclosure and Nonsolicitation Agreement (the “Confidentiality Agreement”) used for contractors, a copy of which is attached hereto as Exhibit C. Nothing in this Agreement alters the terms and conditions of the Confidentiality Agreement.

5. Term and Termination.

(a) Term. Consultant shall serve as a consultant to VeriSign under the terms and conditions of this Agreement commencing on the Start Date and continuing until this Agreement is terminated by either party as set forth in 5(b) below.

(b) Termination of Agreement. VeriSign may terminate this Agreement effective immediately at any time for Cause (as defined below). Either party may terminate this Agreement without Cause, for any reason or no reason, by providing thirty (30) calendar days’ advance written notice of termination to the other party. In the event the Agreement is terminated by VeriSign or Consultant, VeriSign will pay to Consultant all unpaid Retainer Fees accrued as of such termination date. For purposes of this Agreement, “Cause” means any of the following: (i) Consultant’s continued or repeated failure to perform one or more of the duties listed in Exhibit B; (ii) Consultant’s commission of any act of fraud, gross misconduct or dishonesty with respect to VeriSign, any of its subsidiaries or their employees or directors; (iii) conviction of Consultant, or Consultant’s plea of guilty or “no contest” to, a felony or a crime involving moral turpitude; or (iv) Consultant’s material breach of this Agreement and/or the Confidentiality Agreement. In addition, this Agreement shall terminate upon the death or disability of Consultant.

6. Effect of Termination. Upon the termination of this Agreement for any reason each party will be released from all obligations to the other arising after the date of termination, except that termination of this Agreement will not relieve Consultant of his obligations or VeriSign of its rights under Section 4 and Consultant will promptly notify VeriSign of all VeriSign property in Consultant’s possession and, in accordance with VeriSign’s instructions, will promptly deliver to VeriSign all such VeriSign property. Regardless of the efforts of Consultant prior to termination, no payments under Sections 2(b) (ii), (iii) or (iv) shall be payable to Consultant after termination unless any and all conditions for the earning of such payments have been completely satisfied prior to the date of termination of this Agreement.

7. Limitation of Liability. EXCEPT FOR DAMAGES RESULTING FROM THE VIOLATION OF ANY CONFIDENTIALITY OBLIGATIONS ARISING UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. VERISIGN’S LIABILITY IN ANY AND ALL EVENTS IS FURTHER LIMITED TO THE AMOUNT PAYABLE TO CONSULTANT UNDER SECTION 2(b) IN THIS AGREEMENT.

8. General.

(a) Assignment. Consultant may not assign Consultant’s rights or delegate Consultant’s duties under this Agreement either in whole or in part without the prior written consent of VeriSign. Any attempted assignment or delegation without such consent will be void.

(b) Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to confidential information of VeriSign, VeriSign may enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that VeriSign may have for a breach of this Agreement.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of Virginia, without regard to its conflict of law principles. Any action to enforce or interpret this Agreement shall be commenced and maintained in federal or state courts in Fairfax County, Virginia. The parties to this Agreement submit to the exclusive jurisdiction of the federal and state courts of Fairfax County, Virginia. Should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining parts, terms and provisions shall continue to be valid, legal and enforceable, and will be performed and enforced to the fullest extent permitted by law.

(d) Notices. All notices, consents and other communications required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service with written verification of receipt, or by registered or certified mail, return receipt requested, postage prepaid, and in each instance will be deemed given when sent. All such notices, consents and other communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section.

(e) Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.

(f) Severability. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

(g) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. This Agreement may be executed via facsimile.

(h) Complete Understanding; Modification. This Agreement, together with the exhibits hereto, constitutes the complete and exclusive understanding and agreement of the parties regarding its subject matter and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Notwithstanding anything herein, any agreement between Consultant and VeriSign pertaining to the protection of VeriSign’s confidential and/or proprietary information remains enforceable and binding. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by duly authorized representatives of the parties.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the dates set out below.

VERISIGN, Inc.		CONSULTANT

By:	/s/ Richard H. Goshorn	/s/ Roger Moore
Name:	Richard H. Goshorn	Roger Moore
Title:	Senior Vice President General Counsel & Secretary
Date:	October 3, 2008	Date:	10/1/08

EXHIBIT A

Communications Business Bundle. The Communications Business Bundle shall include all of the following Product Lines and Product Names.

Products Line Description	Product Name	Product Level
Intelligent Network Services	800 Database Services	0422
	CNAM	0421
	IN Database Services	0420
	LIDB	0424

LNP AND Numbering Services	LNP Data Access (SS7)	0423
	LNP SOA	0428
	SIP 7	0426

Network Solutions & Services	Access & Switching	0410
	Cellular Switch & Transport	0435
	Communications – General	0405
	Connectivity	0412
	Do Not Call	0427
	Trunk Signaling	0411

Roaming Services	International Wireless Roaming	0551
	Roamerview	0553
	Roaming Services – General	0557
	Wireless Data Roaming	0559

Clearing	Wireless Clearing	0554

The following products may, in VeriSign’s sole discretion, be included in the Communications Business Bundle.

IP PBX
LNP and Numbering Services	VOIP	0465
	LNP Data Access (NRD-Based)

EXHIBIT B

1. Services.

For the consideration described in the Agreement, Consultant shall, on behalf of VeriSign and during the Term, discharge all of the following actions in connection with the Sale of the Communications Business Bundle. Consultant shall report directly to the Chief Executive Office or his designee on all matters pertaining to the Services and the Communications Business Bundle:

(a) Function as the senior executive of the Communications Business Bundle business;

(b) Maintain and operate the Communications Business Bundle as going concern to maximize its Sale value;

(c) Prepare the Communications Business Bundle for Sale;

(d) Provide assistance as requested by VeriSign in conjunction with the Sale of the Communications Business Bundle;

(e) Subject to oversight and approval by VeriSign, obtain, facilitate, manage and maintain business relationships with potential Purchasers to promote negotiations with VeriSign for the Sale of the Communications Business Bundle;

(f) Introduce VeriSign to potential Purchasers in order to foster such negotiations with VeriSign;

(g) Adhere to all VeriSign policies and procedures;

(h) Perform all duties reasonably related to the operation and Sale of the Communications Business Bundle as reasonably requested by VeriSign.

2. Reimbursable Expenses: VeriSign shall reimburse Consultant for expenses incurred by Consultant in performing the Services, provided, such expenses are incurred, approved and reimbursed in accordance with VeriSign’s expense reimbursement policies. . Such reimbursement of expenses will be subject to the following conditions: (1) the expenses eligible for reimbursement in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

Consultant’s Federal Taxpayer ID No. / Social Security Number:

EXHIBIT C

ASSIGNMENT OF INVENTION,

NONDISCLOSURE AND NONSOLICITATION AGREEMENT

In consideration of the value of my engagement as an independent contractor with VeriSign, Inc. (hereinafter referred to collectively with its subsidiaries and affiliated entities as “VERISIGN”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VERISIGN and I agree to this Assignment of Invention, Nondisclosure and Nonsolicitation Agreement (“Agreement”) as follows:

1.	PROPRIETARY INFORMATION OF VERISIGN IS NOT TO BE DISCLOSED.

(a)	I agree that all information, whether or not in writing, of a private, secret or confidential nature concerning VERISIGN’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of VERISIGN. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, algorithms, devices, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of VERISIGN.

(b)	I agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by me or others, which shall come into my custody or possession, shall be and are the exclusive property of VERISIGN to be used by me only in the performance of my duties for VERISIGN. All such materials or copies thereof and all tangible property of VERISIGN in my custody or possession shall be delivered to VERISIGN, upon the earlier of (i) a request by VERISIGN or (ii) termination of my contracting engagement. After such delivery, I shall not retain any such materials or copies thereof or any such tangible property.

(c)

I recognize, acknowledge and agree that during my engagement and following the termination of that engagement, whether voluntary or involuntary, whether with or without cause, and whether with or without notice, I will not, on my own behalf or as a partner, officer, director, employee, agent, administrator, teacher, trainer, advisor or consultant of any other person or entity, directly or indirectly, disclose Proprietary Information to any person or entity other than agents of VERISIGN, and I will not use or aid others in obtaining or using any such Proprietary Information without the express written permission of the Chief Executive Officer of VERISIGN or his/her designee. I agree that my obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and my obligation to return all materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of VERISIGN or suppliers to VERISIGN or other third parties who may have disclosed or entrusted the same to VERISIGN or to me.

(d)	The obligations of this Section 1 will survive the termination of my engagement unless and until such Proprietary Information becomes public knowledge and becomes matter in the public domain through no act or omission by me.

2.	INVENTIONS AND DEVELOPMENTS ARE PROPERTY OF VERISIGN.

(a)	If I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, method, process, software program, work of authorship, documentation, formula, algorithm, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called “Developments”) at any time or times during my engagement with VERISIGN (whether during or after business hours and whether on or off VERISIGN’s premises), or thereafter, which Developments are developed or made from knowledge gained from such engagement, that (i) relates to the business of VERISIGN or any customer of or supplier to VERISIGN in connection with such customer’s or supplier’s activities with VERISIGN or any of the products or services being developed, manufactured or sold by VERISIGN or which may be used in relation therewith, (ii) results from tasks assigned to me by VERISIGN or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by VERISIGN, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of VERISIGN and its assigns, as works made for hire to the extent permitted by law, or otherwise, and I shall promptly disclose to VERISIGN (or any persons designated by it) each such Development and, as may be necessary to ensure VERISIGN’s ownership of such Developments, I hereby assign any and all rights, title and interest (including, but not limited to, any copyrights and trademarks) in and to the Developments and benefits and/or rights resulting therefrom to VERISIGN and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to VERISIGN. I hereby waive and agree to waive any and all moral rights that I may have in any Developments.

(b)

I shall keep complete notes, data and records of Developments in the manner and form requested by VERISIGN. I will, during my engagement with VERISIGN and at any time thereafter, at the request and cost of VERISIGN, promptly sign, execute, make and do all such deeds, documents, acts and things as VERISIGN and its duly authorized agents may reasonably require: (i) to apply for, obtain, register and vest in the name of VERISIGN alone (unless VERISIGN otherwise directs) letters patent, copyright, trademark or other analogous protection in any country throughout the world and when so obtained or vested to renew, maintain or restore the same; and (ii) to defend in any judicial, opposition, interference, or other proceedings in respect of such applications and any judicial, opposition, interference or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection; and (iii) to waive any and all moral rights or similar that I may have in any Developments. VERISIGN is under no obligation to procure or protect Developments.

(c)	To the extent I may have incorporated any of my pre-existing materials in the Developments, I hereby grant to VERISIGN the irrevocable, perpetual, non-exclusive, worldwide, royalty-free license to use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works based upon, such pre-existing materials, and to authorize others to do any or all of the foregoing.

(d)	Listed below are titles and identifications of reserved works, if any, that I have previously made, conceived, created, discovered, invented or reduced to practice, and that are expressly excluded from Developments.

3.	I AM NOT BOUND BY OTHER AGREEMENTS.

I hereby represent and warrant that, (i) except as I have disclosed in writing to VERISIGN, I am not bound by the terms of any agreement with any other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party; (ii) to the best of my knowledge, my performance of all the terms of this Agreement and as an independent contractor of VERISIGN does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my engagement with VERISIGN, and I will not knowingly disclose to VERISIGN or induce VERISIGN to use any confidential or proprietary information or material belonging to others; (iii) I have the full right and authority to perform my obligations and grant the rights and licenses granted herein, and I have neither assigned nor otherwise entered into an agreement that would conflict with my obligations under this Agreement. I covenant and agree that I shall not enter into any such agreement.

4.	I WILL ADHERE TO GOVERNMENT OR OTHER THIRD PARTY OBLIGATIONS.

I acknowledge that VERISIGN from time to time may have agreements with other persons or entities or with the United States Government, or agencies thereof, which impose obligations or restrictions on VERISIGN regarding inventions made during the course of work under such agreements or regarding the sensitive nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of VERISIGN under such agreements.

5.	I AM AN INDEPENDENT CONTRACTOR.

I understand and agree that I am an independent contractor and not an employee of VERISIGN. VeriSign shall not be responsible for withholding collection of or paying any taxes, including without limitation income taxes, for me. I shall be responsible for payment of all taxes owed by me in connection with any fees I earn in connection with my contracting arrangement with VERISIGN, including income taxes. Under no circumstances shall I look to VERISIGN as my employer. I agree and acknowledge that I am not entitled to participate in any of the benefit plans or programs that VERISIGN now or hereafter maintains for its employees, including, but not limited to, VERISIGN’s employee stock purchase plan and stock incentive plan (“Stock Plans”), VERISIGN’s 401(K) plan or any of VERISIGN’s medical or dental plans. In the event that any state or federal court, or any local, state or federal government agency, division or other related government entity, shall determine that I am considered an employee or common law employee of VERISIGN, or if for any reason, I waive any right to participate, either retrospectively or prospectively, in VERISIGN sponsored benefit plans or programs including, but not limited to, the Stock Plans.

6.	I WILL NOT SOLICIT VERISIGN’S EMPLOYEE’S.

During the period of my contracting engagement, and for a period of one (1) year after the termination or expiration thereof, and without limiting the applicability of any other provisions of this Agreement that are intended to operate after such termination or expiration, I recognize, acknowledge and agree that I will not, directly or indirectly (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), either on my own behalf or as an owner, shareholder, partner, member, participant, officer, director, employee, agent, representative, advisor or consultant of any other individual, entity or enterprise, do or attempt to do any of the following:

(a)	solicit, encourage or induce any current or prospective clients, customers, suppliers, vendors or contractors of VERISIGN to terminate or adversely modify any business relationship with VERISIGN or not to proceed with, enter into, renew or continue any business relationship with VERISIGN, or otherwise interfere with any business relationship between VERISIGN and any such person; or

(b)	solicit, encourage or induce any officer, director, employee, agent, partner, consultant or independent contractor of VERISIGN to terminate any employment or relationship with VERISIGN, employ or engage any such person, or otherwise interfere with or disrupt VERISIGN’s relationship with any such person.

7.	I WILL NOT ENGAGE IN CONFLICTS OF INTEREST.

I recognize, acknowledge and agree to comply with all rules and policies of VERISIGN, including but not limited to those relating to conflicts of interest, and without limiting the generality of the foregoing:

(a)	I will promptly notify VERISIGN of any conflicts of interest or gifts or offers of gifts or remuneration from clients, consultants, customers, suppliers, partners, officers, agents, directors, employees, vendors, contractors or others doing or seeking to do business with VERISIGN, and will not accept such gifts or remuneration; and

(b)	I will promptly inform VERISIGN of any business opportunities coming to my attention that relate to the existing or prospective business of VERISIGN and will not participate in any such opportunities without the prior written consent of VERISIGN.

8.	MISCELLANEOUS.

(a)	This Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court holds any provision of this Agreement to be excessively broad as to scope, activity, geography, time-period, subject, or otherwise so as to be invalid or unenforceable, I agree that, if allowed by law, that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the maximum degree necessary to render it valid and enforceable without affecting the rest of this Agreement, and, if such reduction or modification is not allowed by law, the parties shall promptly agree in writing to a provision to be substituted therefore which will have an effect as close as possible to the invalid or unenforceable provision that is consistent with applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions hereof.

(b)	The failure of VERISIGN to enforce any term of this Agreement shall not constitute a waiver of any rights or deprive VERISIGN of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach. No waiver of a right under any provision of this Agreement shall be binding on VERISIGN unless made in writing and signed by the CEO of VERISIGN or his designee.

(c)	The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of VERISIGN and are considered by me to be reasonable for such purpose. I recognize, acknowledge and agree that any breach by me of any of the provisions contained in this Agreement will cause VERISIGN immediate, material and irreparable injury and damage, and there is no adequate remedy at law for such breach. Accordingly, in the event of a breach of any of the provisions of this Agreement by me, in addition to any other remedies it may have at law or in equity, VERISIGN shall be entitled immediately to seek enforcement of this Agreement in a court of competent jurisdiction by means of a decree of specific performance, an injunction without the posting of a bond or the requirement of any other guarantee, and any other form of equitable relief, and VERISIGN is entitled to recover from me the costs and attorneys’ fees it incurs to recover under this Agreement. This provision is not a waiver of any other rights which VERISIGN may have under this Agreement, including the right to recover money damages.

(d)	This Agreement shall be binding upon me and my heirs, successors, assigns, and personal representatives, and will inure to the benefit of VERISIGN, its affiliates, successors and its assigns, that this Agreement is personal to me, and that I may not assign any rights or duties under this Agreement.

(e)	This Agreement contains the entire agreement between me and VERISIGN with respect to the subject matter herein and supersedes all prior agreements, written or oral, between me and VERISIGN relating to the subject matter of this Agreement. All previous discussions, promises, representations, and understandings relating to the topics herein discussed are hereby merged into this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Chief Executive Officer of VERISIGN or his/her designee. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein, and this Agreement has not been executed in reliance upon any representation or promise except those recited herein. I agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(f)	This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of California. The headings herein are for convenience only and do not limit or restrict the meaning or interpretation of the text of this Agreement.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTAND ALL OF ITS TERMS AND CONDITIONS, THAT I HAVE HAD THE OPPORTUNITY TO CONSULT WITH ANYONE OF MY CHOICE REGARDING THIS AGREEMENT, THAT I AM ENTERING INTO THIS AGREEMENT OF MY OWN FREE WILL, WITHOUT COERCION FROM ANY SOURCE, AND THAT I AGREE TO ABIDE BY ALL OF THE TERMS AND CONDITIONS HEREIN.

/s/ Roger Moore	10/1/08
(signature)	Date

RESERVED INVENTIONS OR WORKS AUTHORED PRIOR TO CONTRACTING ENGAGEMENT

Title	Description

EXHIBIT B

Communications Business Bundle. The Communications Business Bundle shall include all of the following Product Lines and Product Names.

Products Line Description	Product Name	Product Level
Intelligent Network Services	800 Database Services	0422
	CNAM	0421
	IN Database Services	0420
	LIDB	0424

LNP and Numbering Services	LNP Data Access (SS7)	0423
	LNP SOA	0428
	SIP 7	0426

Network Solutions & Services	Access & Switching	0410
	Cellular Switch & Transport	0435
	Communications – General	0405
	Connectivity	0412
	Do Not Call	0427
	Trunk Signaling	0411

Roaming Services	International Wireless Roaming	0551
	Roamerview	0553
	Roaming Services – General	0557
	Wireless Data Roaming	0559

Clearing	Wireless Clearing	0554

The following products may, in VeriSign’s sole discretion, be included in the Communications Business Bundle.

IP PBX
LNP and Numbering Services	VOIP	0465
LNP Data Access (NRD-Based)

EXHIBIT C

1. Services.

For the consideration described in the Agreement, Consultant shall, on behalf of VeriSign and during the term of the Agreement, discharge all of the following actions in connection with the Sale of the Communications Business Bundle. Consultant shall report directly to the Chief Executive Officer or his designee on all matters pertaining to the Services and the Communications Business Bundle:

(a) Function as the senior executive of the Communications Business Bundle business;

(b) Maintain and operate the Communications Business Bundle as a going concern to maximize its Sale value;

(c) Prepare the Communications Business Bundle for Sale;

(d) Provide assistance as requested by VeriSign in conjunction with the Sale of the Communications Business Bundle;

(e) Subject to oversight and approval by VeriSign, obtain, facilitate, manage and maintain business relationships with potential purchasers to promote negotiations with VeriSign for the Sale of the Communications Business Bundle;

(f) Introduce VeriSign to potential purchasers in order to foster such negotiations with VeriSign;

(g) Adhere to all VeriSign policies and procedures;

(h) Perform all duties reasonably related to the operation and Sale of the Communications Business Bundle as reasonably requested by VeriSign.

2. Reimbursable Expenses: VeriSign shall reimburse Consultant for expenses incurred by Consultant in performing the Services, provided, such expenses are incurred, approved and reimbursed in accordance with VeriSign’s expense reimbursement policies. Such reimbursement of expenses will be subject to the following conditions: (1) the expenses eligible for reimbursement in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

Consultant’s Federal Taxpayer ID No. / Social Security Number: